Series Number: 3
For period ending 8/31/13

48)	Investor, A & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.453%

Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.253%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           26,616
                      Institutional Class                                                      3,438
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           922
                      C Class                                           276

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.2954
                      Institutional Class                                           $0.3192
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.2657
C Class                                            $0.1767

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           88,030
                      Institutional Class                                                      14,106
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           3,224
                      C Class                                            1,720

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.36
                      Institutional Class                                           $11.37
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.37
                                C Class                                            $11.37

Series Number: 4
For period ending 8/31/13

48)	Investor, A & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.453%

      Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.253%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           12,700
                      Institutional Class                                           1
           2.  Dividends for a second class of open-end company shares
                                A Class                                           468
                      C Class                                           237

73A)           1. Dividends from net investment income
                        Investor Class                                                                $0.3721
            Institutional Class                                                      $0.3956
           2. Dividends for a second class of open-end company shares
                        A Class                                                                            $0.3430
                        C Class                                                                            $0.2558

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           31,673
                                Institutional Class                                           3
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                           784
                                C Class                                           683

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.94
                                Institutional Class                                           $10.94
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $10.94
                      C Class                                            $10.94

Series Number: 5
For period ending 8/31/13

48)	Investor, A & C
First $1 billion 0.601%
Next $1 billion 0.549%
Next $3 billion 0.519%
Next $5 billion 0.499%
Next $15 billion 0.486%
Next $25 billion 0.484%
Over $50 billion 0.483%

Institutional
First $1 billion 0.401%
Next $1 billion 0.349%
Next $3 billion 0.319%
Next $5 billion 0.299%
Next $15 billion 0.286%
Next $25 billion 0.284%
Over $50 billion 0.283%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           21,645
Institutional Class                                           1,119
           2. Dividends for a second class of open-end company shares
                      A Class                                           4,615
                                C Class                                           920

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.4031
                      Institutional Class                                           $0.4232
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.3779
                      C Class                                           $0.3022

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      50,594
                      Institutional Class                                                      2,703
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           11,283
                      C Class                                           2,685

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $9.33
                      Institutional Class                                           $9.33
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $9.33
                      C Class                                           $9.33